Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Lilly Stock Plan of Eli Lilly and Company of our report dated February 1, 1994, with respect to the consolidated financial statements of Eli Lilly and Company included in its Annual Report (Form 10-K) for the year ended December 31, 1993, and our report dated March 18, 1994, with respect to the related financial schedules included therein, filed with the Securities and Exchange Commission.




Ernst & Young LLP
October 17, 1994